EXHIBIT 99.1



         Each of the undersigned certifies that the accompanying Quarterly Report on Form 10-Q fully complies with the applicable reporting requirements of
Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of NYMAGIC, Inc.



August 14, 2002
                                                   /s/ George R. Trumbull, III
                                                 -------------------------------
                                                 George R. Trumbull, III
                                                 Chairman and
                                                 Chief Executive Officer






August 14, 2002
                                                   /s/ Thomas J. Iacopelli
                                                 -------------------------------
                                                 Thomas J. Iacopelli
                                                 Chief Financial Officer